Exhibit 99.1

Spectranetics Announces $140 Million Debt Refinancing

Strengthens Liquidity and Reduces Cost of Debt

COLORADO SPRINGS, Colo. (June 9, 2017) - The Spectranetics Corporation (NASDAQ: SPNC) (the “Company”) announced today that it has amended its existing credit facilities led by MidCap Financial and Silicon Valley Bank to increase the total senior secured facility to $140 million. The amended credit facility consists of a $90 million term loan and a $50 million revolving line of credit and replaces the previous $60 million term loan and $50 million line of credit the Company had with the same financial partners.

“This financing strengthens our balance sheet while providing favorable terms versus our existing credit facility. We believe this facility will provide ample liquidity through the US launch of Stellarex and help us to achieve sustainable, positive cash flows,” said Stacy McMahan, Chief Financial Officer of the Company. “We are pleased to continue our relationship with MidCap Financial and Silicon Valley Bank.”

The maturity of the term loan and revolving credit facilities was extended from December 2020 to March 2021, and the interest-only period on the term loan was extended through June 2019. The interest rate on the term loan is initially LIBOR plus 7.15% per annum, an improvement from the prior $60 million term loan that had an interest rate of LIBOR plus 7.5% per annum.  The 7.15% margin rate will be reduced to 5.95% if the Company demonstrates at least $12.5 million of trailing six month EBITDA.  Borrowings under the revolving line of credit bear interest at LIBOR plus 4.45%, the same as the prior revolving credit agreement.

Additional details regarding this financing are available in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Spectranetics

The Spectranetics Corporation develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are available in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.

The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee, the AngioSculpt scoring balloon used in both peripheral and coronary procedures, and the Stellarex drug-coated balloon peripheral angioplasty platform, which received European CE mark approval in December 2014. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads, including the Bridge™ Occlusion Balloon.

For more information, visit www.spectranetics.com.

About MidCap Financial

MidCap Financial is a middle market-focused, specialty finance firm that provides senior debt solutions to businesses across all industries. The firm’s years of experience, strong balance sheet, and flexibility make it a lender of choice for companies across all stages of growth and complexity. MidCap Financial’s debt solutions focus in five areas: (i) General and Healthcare Asset-Based working capital loans collateralized by third-party accounts receivable and other assets, (ii) Leveraged loans to companies backed by private equity sponsors, (iii) Life Sciences loans to VC-backed and public pharmaceutical, biotech, and medical device companies, (iv) Real Estate loans on all types of commercial properties, medical office buildings, various types of senior housing and skilled nursing properties, and (v) Lender Finance term loans or revolvers provided across the consumer and commercial finance sectors. Additional information about MidCap Financial can be found at www.midcapfinancial.com

About Silicon Valley Bank

For more than 30 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

©2017 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group (Nasdaq: SIVB).

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “see,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials and regulatory approvals, regulatory or competitive environments, outcome of litigation, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding ample liquidity through the US launch of Stellarex, achieving sustainable, positive cash flows, our competitive position, product innovation and development, and commercialization schedule, expectation of continued growth and the reasons for that growth, growth rates, strength, integration and product launches, regulatory approvals, and 2017 outlook and projected results including projected revenue and expenses, gross margin, net loss and loss per share. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include financial results differing from guidance; our need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in our industry; the impact of rapid technological change; slower revenue growth and continued losses; the inaccuracy of our assumptions regarding AngioScore and Stellarex; market acceptance of our technology and products; our inability to manage growth; increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities; uncertain success of our strategic direction;

dependence on new product development and successful commercialization of new products; loss of key personnel; uncertain success of or delays in our clinical trials; costs of and adverse results in any ongoing or future legal proceedings; adverse impact to our business from healthcare reform and related legislation and regulations, including changes in reimbursements and the impact of fraud and abuse and information privacy laws and regulations; adverse conditions in the general domestic and global economic markets and volatility and disruption of the credit markets or other factors that prevent us from obtaining funding; our inability to protect our intellectual property and intellectual property claims of third parties; availability of inventory and components from suppliers, including sole source suppliers; adverse outcome of FDA inspections, including FDA warning letters and any remediation efforts; the receipt of FDA clearance and other regulatory approvals to market new products or applications and the timeliness of any clearance and approvals; product defects or recalls and product liability claims; cybersecurity breaches; interruptions of our manufacturing operations and other events that affect our ability to manufacture sufficient volumes to fulfill customer demand; our dependence on third party vendors, suppliers, consultants and physicians; risks associated with international operations, including international sales using distributors and the impact of “Brexit” on our European sales and operations; risks associated with any future acquisitions; our ability to use net operating loss carryovers and potential impairment charges; lack of cash necessary to satisfy our cash obligations under our outstanding 2.625% Convertible Senior Notes due 2034 and our term loan and revolving loan facilities; our debt adversely affecting our financial health and preventing us from fulfilling our debt service and other obligations; and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2016 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Investor Relations Contacts

Zach Stassen

Investor.relations@spnc.com

(719) 447-2292

Michaella Gallina

Investor.relations@spnc.com

(719) 447-2417